SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 31, 2007

Asianada, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-136806	98-0539032
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars
Suite 2550
Los Angeles, California 90067

(Address of principal executive
offices including zip code)

(310) 601-2500

(Registrant’s telephone number,
including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sale of Equity Securities.

On October 31, 2007, Asianada, Inc. (“Asianada” or the “Registrant”) entered into non-qualified stock option agreements with certain of its employees, directors, officers and consultants (the “Option Holders”) pursuant to its 2007 Employee, Director and Consultant Stock Plan, whereby the Registrant issued options to purchase an aggregate of 450,000 shares of its common stock, $0.001 par value per share (“Options”). The Options were issued in connection with services provided to Asianada by the Option Holders. The Options are exercisable at a price of $0.09 per share over a four-year period, with one quarter of the Options granted vesting on October 31, 2008, the first anniversary of the grant date, and an additional one-fourth of the total Options vesting annually thereafter. The Options were granted pursuant to Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asianada, Inc.
(Registrant)

Dated: November 9, 2007	/s/ Charles Bentz Charles Bentz
Chief Financial Officer